UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 3, 2006

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey 08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On February 3, 2006, Chesapeake Funding LLC (“Chesapeake”), a wholly-owned subsidiary of PHH Corporation (“we” or the “Company”), provided notice to JPMorgan Chase Bank, National Association (“JPMorgan”), as Indenture Trustee, that Chesapeake will voluntarily redeem all of its floating rate callable asset-backed notes (the “Term Notes”) issued pursuant to the Base Indenture dated as of June 30, 1999, as amended, between Chesapeake, as Issuer, and JPMorgan, as Indenture Trustee. The redemption date for the Term Notes will be March 7, 2006. On the redemption date, the full aggregate outstanding principal balance of each respective series referenced below, together with accrued and unpaid interest on such outstanding principal balance, will be paid. Listed below are the Term Notes being redeemed and the approximate outstanding principal balance as of February 9, 2006:

Series	Outstanding Principal Balance
2002-2 Term Notes	$86 million
2003-1 Term Notes	$273 million
2003-2 Term Notes	$346 million
2004-1 Term Notes	$500 million

In addition, on March 7, 2006, Chesapeake will redeem its senior preferred membership interests (“PMIs”), which total $398 million as of February 9, 2006 and are held by Terrapin Funding LLC (“Terrapin”), a related, non-consolidated third party. The proceeds from the redemption of these PMIs will be used by Terrapin to redeem all of its floating rate asset-backed investor notes (the “Investor Notes”) issued pursuant to the Master Indenture dated as of July 31, 2003 between Terrapin, as Issuer, and The Bank of New York, as Indenture Trustee. On February 6, 2006, Terrapin provided notice to The Bank of New York, as Indenture Trustee, that Terrapin will voluntarily redeem all of the Investor Notes on March 7, 2006. On the redemption date, the full aggregate outstanding principal balance of each respective class referenced below, together with accrued and unpaid interest on such outstanding principal balance, will be paid. Listed below are the Investor Notes being redeemed and the approximate outstanding principal balance as of February 9, 2006:

Class	Outstanding Principal Balance
Class A-1 Investor Notes	$177 million
Class B-1 Investor Notes	$81 million
Class C-1 Investor Notes	$44 million
Class B-2 Investor Notes	$50 million
Class C-2 Investor Notes	$16 million

Chesapeake has obtained commitments from multi-seller conduits (the “Facility”), which are in excess of the anticipated redemption amounts. Proceeds drawn from the Facility will be used to redeem such notes on March 7, 2006. The retirement of this debt will facilitate the Company’s previously announced plans to institute a like-kind-exchange (“LKE”) program at PHH Vehicle Management Services, LLC, doing business as PHH Arval, a wholly-owned subsidiary of the Company. The LKE program is expected to commence in the first quarter of 2006.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. For example, our expectations regarding the commencement and timing of the LKE program are forward-looking statements.

You should consider the areas of risk described under the heading “Forward Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included therewith, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibit

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Neil J. Cashen
Name: Neil J. Cashen
Title: Executive Vice President and Chief Financial Officer

Dated: February 9, 2006